Exhibit 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     As independent certified public accountants, we hereby consent to use of our report dated March 15, 2000, with respect to the onlinetradinginc.com corp. financial statements included in this Amendment No. 2 to Registration Statement on Form S-4 and to all references to our Firm included in or made a part of this Registration Statement.


/s/ Arthur Andersen LLP
-----------------------------
Arthur Andersen LLP


Miami, Florida,
 July 14, 2000.